Exhibit 10.1

AMENDMENT
TO THE
MANAGEMENT AGREEMENT
BY AND BETWEEN
JER INVESTORS TRUST INC.
and
JER COMMERCIAL DEBT ADVISORS LLC

This AMENDMENT No. 5 (this “Amendment”) to the Management Agreement, dated as of June 4, 2004 (as amended, the "Management Agreement"), by and between JER Investors Trust Inc., a Maryland corporation (the “Company”) and JER Commercial Debt Advisors LLC, a Delaware limited liability company (the “Manager”), is made as of this 14th day of October 2009, between the Company and the Manager.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Management Agreement.

WITNESSETH:

WHEREAS, the Company and the Manager are parties to the Management Agreement; and

WHEREAS, the Company and the Manager desire to amend the Management Agreement in the manner and as more fully set forth herein; and

WHEREAS, in accordance with Section 17(d) of the Management Agreement, the parties hereto have consented to amending the Management Agreement in the manner and as more fully set forth herein.

NOW THEREFORE, in consideration of the mutual promises and agreements herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Effective as of October 7, 2009, Section 7(f) of the Management Agreement is hereby deleted in its entirety and the following is hereby substituted therefor and made a part of the Management Agreement:

“(f)              Notwithstanding anything to the contrary contained in Sections 7(d) and/or 7(e) of this Agreement, the Manager and the Company hereby agree that during the months of April, May, June, July, August, September, October and November 2009 (the “Restricted Months”), (i) the Company shall not be required to make any payments of Base Management Fees and/or Incentive Fees (collectively, the “Fees”) in excess of $75,000 per month (the “Monthly Cash Limit”) and (ii) any Fees accruing and otherwise payable pursuant to Sections 7(d) and/or 7(e) of this Agreement in excess of the Monthly Cash Limit (the “Accrued Fees”) shall be deferred and due and payable by the Company to the Manager on such date after November 30, 2009 as the Company and the Manager shall mutually agree in writing.  Nothing contained in this Section 7(f) shall be deemed (i) to prohibit the Company from paying any Fees up to an amount equal to $75,000 per month, (ii) to prohibit the accrual (and ongoing obligations with respect thereto) of any Accrued Fees during any of the Restricted Months or (iii) to be a waiver or forgiveness by the Manager of any Accrued Fees.”

2.             Ratification. Except as expressly modified pursuant to this Amendment, (i) the Management Agreement is ratified and confirmed in all respects and (ii) all of the Company’s obligations thereunder remain unchanged and in full force and effect.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 5 to the Management Agreement effective as of the date first above written.

JER INVESTORS TRUST INC.

By:	/s/ J. Michael McGillis
	Name:	J. Michael McGillis
	Title:	Chief Financial Officer

JER COMMERCIAL DEBT ADVISORS LLC

By:	/s/ J. Michael McGillis
	Name:	J. Michael McGillis
	Title:	Chief Financial Officer